UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

Gensym Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2796	04-2932756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 265-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On June 6, 2007, Gensym Corporation issued a press release announcing financial results for the year ended December 31, 2006. Additionally, Gensym announced that in connection with the previously disclosed internal review of its accounting practices and oversight with respect to the accounting for certain software license and service agreement transactions and a self-initiated review of its historic stock option granting practices, Gensym has restated its financial statements as of and for the years ended December 31, 2005, 2004, 2003, 2002, 2001 and 2000. Gensym has also restated the condensed consolidated financial statements for each of the four quarters of 2005 and the first quarter of 2006. In connection with this restatement, Gensym today filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, its Quarterly Reports on Form 10-Q for the second and third fiscal quarters of 2006 ended June 30, 2006 and September 30, 2006, respectively, and amended its Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2006. The full text of the press release issued in connection with this announcement is incorporated by reference and is attached as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENSYM CORPORATION

Date: June 6, 2007	By:	/s/ STEPHEN D. ALLISON
	Name:	Stephen D. Allison
	Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release issued by Gensym Corporation on June 6, 2007